Filed Pursuant to Rule 424(b)(2)

Registration Nos. 333-234425 and 333-234425 -01

This pricing supplement, which is not complete and may be changed, relates to an effective Registration Statement under the Securities Act of 1933. This pricing supplement and the accompanying product supplement, prospectus supplement and prospectus are not an offer to sell these Securities in any country or jurisdiction where such an offer would not be permitted.

Preliminary Pricing Supplement

Subject To Completion, dated June 2, 2021

(To Prospectus dated December 31, 2019,

Series A Prospectus Supplement dated December 31, 2019 and

Product Supplement EQUITY-1 dated January 3, 2020)

BofA Finance LLC Medium-Term Notes, Series A Fully and Unconditionally Guaranteed by Bank of America Corporation
Market Linked Securities—Leveraged Upside Participation to a Cap and Fixed Percentage Buffered Downside Principal at Risk Securities Linked to the ARK Innovation ETF due October 6, 2022

■   Linked to the ARK Innovation ETF (the “Underlying”)

■   Unlike ordinary debt securities, the Securities do not pay interest or repay a fixed amount of principal at maturity. Instead, the Securities provide for a Redemption Amount that may be greater than, equal to or less than the principal amount of the Securities, depending on the performance of the Underlying from its Starting Value to its Ending Value. The Redemption Amount will reflect the following terms:

■    If the value of the Underlying increases, you will receive the principal amount plus 150% participation in the upside performance of the Underlying, subject to a Maximum Return at maturity of 19.00% to 23.00% (to be determined on the Pricing Date) of the principal amount. As a result of the Maximum Return, the maximum Redemption Amount will be $1,190.00 to $1,230.00

■    If the value of the Underlying decreases but the decrease is not more than 15%, you will be repaid the principal amount

■    If the value of the Underlying decreases by more than 15%, you will receive less than the principal amount and have 1-to-1 downside exposure to the decrease in the value of the Underlying in excess of 15%

■   Investors may lose up to 85% of the principal amount

■   The Underlying is actively managed and is subject to additional risks. Unlike a passively managed fund, an actively managed fund does not attempt to track an index or other benchmark, and the investment decisions for an actively managed fund are instead made by its investment adviser. See “Risk Factors—Underlying-related Risks—An investment in the Securities is subject to risks associated with actively-managed funds” in this pricing supplement for more information.

■   All payments on the Securities are subject to the credit risk of BofA Finance LLC (“BofA Finance”), as issuer of the Securities, and Bank of America Corporation (“BAC” or the “Guarantor”), as guarantor of the Securities

■   No periodic interest payments or dividends

■   Securities will not be listed on any securities exchange

The initial estimated value of the Securities as of the Pricing Date is expected to be between $940 and $970 per Security, which is less than the public offering price listed below. The actual value of your Securities at any time will reflect many factors and cannot be predicted with accuracy. See “Risk Factors” beginning on page PRS-8 of this pricing supplement and “Structuring the Securities” on page PRS-24 of this pricing supplement for additional information.

The Securities have complex features and investing in the Securities involves risks not associated with an investment in conventional debt securities. Potential purchasers of the Securities should consider the information in “Risk Factors” beginning on page PRS-8 of this pricing supplement, page PS-5 of the accompanying product supplement, page S-5 of the accompanying prospectus supplement, and page 7 of the accompanying prospectus.

None of the Securities and Exchange Commission (the “SEC”), any state securities commission, or any other regulatory body has approved or disapproved of these Securities or determined if this pricing supplement and the accompanying product supplement, prospectus supplement and prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Public offering price	Underwriting Discount(1)(2)	Proceeds, before expenses, to BofA Finance
Per Security	$1,000.00	$22.75	$977.25
Total

(1) Wells Fargo Securities, LLC and BofA Securities, Inc. are the selling agents for the distribution of the Securities and are acting as principal. See “Supplemental Plan of Distribution; Role of BofAS and Conflicts of Interest” in this pricing supplement for further information.

(2) In addition, in respect of certain Securities sold in this offering, BofA Securities, Inc. or its affiliates may pay a fee of up to $1.00 per Security to selected securities dealers in consideration for marketing and other services in connection with the distribution of the Securities to other securities dealers.

Wells Fargo Securities

Market Linked Securities—Leveraged Upside Participation to a Cap and Fixed Percentage Buffered Downside Principal at Risk Securities Linked to the ARK Innovation ETF due October 6, 2022

Terms of the Securities
Issuer:	BofA Finance LLC
Guarantor:	BAC
Underlying	ARK Innovation ETF (Bloomberg symbol: “ARKK”)
Pricing Date:	June 30, 2021.*
Issue Date:	July 6, 2021.* (T+3)
Denominations:	$1,000 and any integral multiple of $1,000. References in this pricing supplement to a “Security” are to a Security with a principal amount of $1,000.
Redemption Amount:

At maturity, you will be entitled to receive a cash payment per Security in U.S. dollars equal to the Redemption Amount. The “Redemption Amount” per Security will equal:

• if the Ending Value is greater than the Starting Value: $1,000 plus the lesser of:

(i)
(ii) the Maximum Return;
• if the Ending Value is less than or equal to the Starting Value, but greater than or equal to the Threshold Value: $1,000; or • if the Ending Value is less than the Threshold Value: $1,000 minus:

In this case, the Redemption Amount will be less than the principal amount and you could lose up to 85% of your principal amount
Valuation Date:	September 29, 2022. * If such day is not a Trading Day, the Valuation Date will be postponed to the next succeeding Trading Day. The Valuation Date is also subject to postponement due to the occurrence of a Market Disruption Event. See “Additional Terms of the Securities—Market Disruption Events.”
Maturity Date:	October 6, 2022.* If the Valuation Date is postponed, the Maturity Date will be the later of (i) October 6, 2022* and (ii) three business days after the Valuation Date as postponed. See “—Valuation Date” above and “Additional Terms of the Securities – Market Disruption Events” below for information about the circumstances that may result in a postponement of the Valuation Date. The Securities are not subject to redemption by BofA Finance or repayment at the option of any holder of the Securities prior to the Maturity Date.
Maximum Return:	The “Maximum Return” will be determined on the Pricing Date and will be within the range of 19.00% to 23.00% of the principal amount per Security ($190.00 to $230.00 per Security). As a result of the Maximum Return, the maximum Redemption Amount will be $1,190.00 to $1,230.00 per Security.
Upside Participation Rate:	150%.
Threshold Value:	, which is equal to 85% of the Starting Value.
Starting Value:	The Fund Closing Price of the Underlying on the Pricing Date, as determined by the calculation agent.
Ending Value:	The Fund Closing Price of the Underlying on the Valuation Date, as determined by the calculation agent.
Fund Closing Price:	The “Fund Closing Price” on any Trading Day means the product of (i) the Closing Price of one share of the Underlying (or one unit of any other security for which a Fund Closing Price must be determined) on such Trading Day and (ii) the Adjustment Factor applicable to the Underlying on such Trading Day.
PRS-2

Market Linked Securities—Leveraged Upside Participation to a Cap and Fixed Percentage Buffered Downside Principal at Risk Securities Linked to the ARK Innovation ETF due October 6, 2022

Closing Price:	The “Closing Price” for one share of the Underlying (or one unit of any other security for which a Closing Price must be determined) on any Trading Day means the official closing price on such day published by the principal United States securities exchange registered under the Securities Exchange Act of 1934, as amended, on which the Underlying (or any such other security) is listed or admitted to trading.
Adjustment Factor:	The “Adjustment Factor” means, with respect to a share of the Underlying (or one unit of any other security for which a Fund Closing Price must be determined), 1.0, subject to adjustment in the event of certain events affecting the shares of the Underlying. See “Additional Terms of the Securities—Anti-dilution Adjustments Relating to the Fund; Alternate Calculation” below.
Calculation Agent:	BofA Securities, Inc. (“BofAS”), an affiliate of BofA Finance.
Selling Agents:	BofAS and Wells Fargo Securities, LLC (“WFS”)
Material Tax Consequences:	For a discussion of the material U.S. federal income and estate tax consequences of the ownership and disposition of the Securities, see “United States Federal Income Tax Summary.”
CUSIP:	09709ULR7
*	Subject to change
PRS-3

Market Linked Securities—Leveraged Upside Participation to a Cap and Fixed Percentage Buffered Downside Principal at Risk Securities Linked to the ARK Innovation ETF due October 6, 2022
Additional Information about BofA Finance, the Guarantor and the Securities

The terms and risks of the Securities are contained in this pricing supplement and in the following related product supplement, prospectus supplement and prospectus. Information included in this pricing supplement supersedes information in the product supplement, prospectus supplement and prospectus to the extent that it is different from that information. These documents can be accessed at the following links:

•	Product Supplement EQUITY-1 dated January 3, 2020: https://www.sec.gov/Archives/edgar/data/70858/000119312520001483/d836196d424b5.htm
•	Series A MTN prospectus supplement dated December 31, 2019 and prospectus dated December 31, 2019: https://www.sec.gov/Archives/edgar/data/70858/000119312519326462/d859470d424b3.htm

These documents have been filed as part of a registration statement with the SEC, which may, without cost, be accessed on the SEC website at www.sec.gov or obtained from BofAS by calling 1-800-294-1322. Before you invest, you should read this pricing supplement and the accompanying product supplement, prospectus supplement and prospectus for information about us, BAC and this offering. Any prior or contemporaneous oral statements and any other written materials you may have received are superseded by this pricing supplement and the accompanying product supplement, prospectus supplement and prospectus. Certain terms used but not defined in this pricing supplement have the meanings set forth in the accompanying product supplement or prospectus supplement. Unless otherwise indicated or unless the context requires otherwise, all references in this document to “we,” “us,” “our,” or similar references are to BofA Finance, and not to BAC.

The Securities are our senior debt securities.  Any payments on the Securities are fully and unconditionally guaranteed by BAC. The Securities and the related guarantee are not insured by the Federal Deposit Insurance Corporation or secured by collateral.  The Securities will rank equally in right of payment with all of our other unsecured and unsubordinated obligations, and the related guarantee will rank equally in right of payment with all of BAC’s other unsecured and unsubordinated obligations, in each case, except obligations that are subject to any priorities or preferences by law. Any payments due on the Securities, including any repayment of the principal amount, will be subject to the credit risk of BofA Finance, as issuer, and BAC, as guarantor.

PRS-4

Market Linked Securities—Leveraged Upside Participation to a Cap and Fixed Percentage Buffered Downside Principal at Risk Securities Linked to the ARK Innovation ETF due October 6, 2022
Investor Considerations

We have designed the Securities for investors who:

■	seek 150% leveraged exposure to the upside performance of the Underlying if the Ending Value is greater than the Starting Value, subject to the Maximum Return at maturity of 19.00% to 23.00% (to be determined on the Pricing Date) of the principal amount;
■	desire to limit downside exposure to the Underlying through the 15% buffer;
■	understand that if the Ending Value is less than the Starting Value by more than 15%, they will receive less, and possibly 85% less, than the principal amount per Security at maturity;
■	are willing to forgo interest payments on the Securities and dividends on shares of the Underlying; and
■	are willing to hold the Securities until maturity.

The Securities are not designed for, and may not be an appropriate investment for, investors who:

■	seek a liquid investment or are unable or unwilling to hold the Securities to maturity;
■	are unwilling to accept the risk that the Ending Value of the Underlying may decrease by more than 15% from the Starting Value;
■	seek uncapped exposure to the upside performance of the Underlying;
■	seek full payment of the principal amount of the Securities at maturity;
■	are unwilling to purchase Securities with an estimated value as of the Pricing Date that is lower than the public offering price and that may be as low as the lower estimated value set forth on the cover page;
■	seek current income;
■	are unwilling to accept the risk of exposure to the Underlying;
■	seek exposure to the Underlying but are unwilling to accept the risk/return trade-offs inherent in the Redemption Amount for the Securities;
■	are unwilling to accept the credit risk of BofA Finance, as issuer, and BAC, as guarantor, to obtain exposure to the Underlying generally, or to obtain exposure to the Underlying that the Securities provide specifically; or
■	prefer the lower risk of fixed income investments with comparable maturities issued by companies with comparable credit ratings.
PRS-5

Market Linked Securities—Leveraged Upside Participation to a Cap and Fixed Percentage Buffered Downside Principal at Risk Securities Linked to the ARK Innovation ETF due October 6, 2022

Determining the Redemption Amount

At maturity, you will receive a cash payment per Security calculated as follows:

Is the Ending Value greater than the Starting Value?

Yes →

You will receive per security: $1,000 *plus* the lesser of:

(i) $\left(\$1{,}000 \times \left(\frac{\text{Ending Value} - \text{Starting Value}}{\text{Starting Value}}\right) \times \text{Upside Participation Rate}\right)$; and

(ii) the Maximum Return

No ↓

Yes →

You will receive per security: $1,000

No ↓

You will receive per security:

$$\$1{,}000 - \left(\$1{,}000 \times \frac{\text{Threshold Value} - \text{Ending Value}}{\text{Starting Value}}\right)$$

PRS-6

Market Linked Securities—Leveraged Upside Participation to a Cap and Fixed Percentage Buffered Downside Principal at Risk Securities Linked to the ARK Innovation ETF due October 6, 2022
Hypothetical Payout Profile

The following profile is based on a hypothetical Maximum Return of 21.00% or $210.00 per security (the midpoint of the specified range for the Maximum Return), the Upside Participation Rate of 150% and a Threshold Value equal to 85% of the Starting Value. This graph has been prepared for purposes of illustration only. Your actual return will depend on the actual Starting Value, the actual Ending Value, the actual Maximum Return and whether you hold your Securities to maturity.

80%
60%
40%
20%
0%
-20%
-40%
-60%
-80%
-100%
21.00%
150% of
Underlying return,
to Maximum
Return
15% buffer
-15%
Security Return at Maturity
Underlying Return at Maturity
-100%
-80%
-60%
-40%
-20%
0%
20%
40%
60%
80%
Hypothetical Security Return
Hypothetical Underlying Return

PRS-7

Market Linked Securities—Leveraged Upside Participation to a Cap and Fixed Percentage Buffered Downside Principal at Risk Securities Linked to the ARK Innovation ETF due October 6, 2022
Risk Factors

The Securities have complex features and investing in the Securities will involve risks not associated with an investment in conventional debt securities. Your decision to purchase the Securities should be made only after carefully considering the risks of an investment in the Securities, including those discussed below, with your advisors in light of your particular circumstances. The Securities are not an appropriate investment for you if you are not knowledgeable about significant elements of the Securities or financial matters in general. You should carefully review the more detailed explanation of risks relating to the Securities in the “Risk Factors” sections beginning on page PS-5 of the accompanying product supplement, page S-5 of the accompanying prospectus supplement and page 7 of the accompanying prospectus.

Structure-related Risks

Your investment may result in a loss; there is no guaranteed return of principal. There is no fixed principal repayment amount on the Securities at maturity. The return on the Securities will be based on the performance of the Underlying. If the Ending Value is less than the Threshold Value, you will lose 1% of the principal amount for each 1% that the Ending Value of the Underlying is less than the Threshold Value. In that case, you will lose some or a significant portion of your investment in the Securities.

The return on the Securities will be limited to the Maximum Return.  The return on the Securities will not exceed the Maximum Return, regardless of the performance of the Underlying.

The Redemption Amount will not reflect changes in the value of the Underlying other than on the Valuation Date. Changes in the value of the Underlying during the term of the Securities other than on the Valuation Date will not be reflected in the calculation of the Redemption Amount. No other values of the Underlying will be taken into account. As a result, you will receive less than the principal amount at maturity even if the value of the Underlying has increased at certain times during the term of the Securities before the Underlying decreases to a value that is less than its Threshold Value as of the Valuation Date.

The Securities do not bear interest. Unlike a conventional debt security, no interest payments will be paid over the term of the Securities, regardless of the extent to which the Ending Value of the Underlying exceeds the Starting Value or Threshold Value.

Your return on the Securities may be less than the yield on a conventional debt security of comparable maturity. Any return that you receive on the Securities may be less than the return you would earn if you purchased a conventional debt security with the same Maturity Date. As a result, your investment in the Securities may not reflect the full opportunity cost to you when you consider factors, such as inflation, that affect the time value of money.

Any payment on the Securities is subject to our credit risk and the credit risk of the Guarantor, and actual or perceived changes in our or the Guarantor’s creditworthiness are expected to affect the value of the Securities. The Securities are our senior unsecured debt securities. Any payment on the Securities will be fully and unconditionally guaranteed by the Guarantor. The Securities are not guaranteed by any entity other than the Guarantor. As a result, your receipt of the Redemption Amount at maturity will be dependent upon our ability and the ability of the Guarantor to repay our respective obligations under the Securities on the Maturity Date, regardless of the Ending Value of the Underlying as compared to the Starting Value.

In addition, our credit ratings and the credit ratings of the Guarantor are assessments by ratings agencies of our respective abilities to pay our obligations. Consequently, our or the Guarantor’s perceived creditworthiness and actual or anticipated decreases in our or the Guarantor’s credit ratings or increases in the spread between the yield on our respective securities and the yield on U.S. Treasury securities (the “credit spread”) prior to the Maturity Date of your Securities may adversely affect the market value of the Securities. However, because your return on the Securities depends upon factors in addition to our ability and the ability of the Guarantor to pay our respective obligations, such as the value of the Underlying, an improvement in our or the Guarantor’s credit ratings will not reduce the other investment risks related to the Securities.

We are a finance subsidiary and, as such, have no independent assets, operations or revenues. We are a finance subsidiary of the Guarantor, have no operations other than those related to the issuance, administration and repayment of our debt securities that are guaranteed by the Guarantor, and are dependent upon the Guarantor and/or its other subsidiaries to meet our obligations under the Securities in the ordinary course. Therefore, our ability to make payments on the Securities may be limited.

Valuation- and Market-related Risks

The public offering price you pay for the Securities will exceed their initial estimated value. The range of initial estimated values of the Securities that is provided on the cover page of this preliminary pricing supplement, and the initial estimated value as of the Pricing Date that will be provided in the final pricing supplement, are each estimates only, determined as of a particular point in time by reference to our and our affiliates’ pricing models. These pricing models consider certain assumptions and variables, including our credit spreads and those of the Guarantor, the Guarantor’s internal funding rate, mid-market terms on hedging transactions, expectations on interest rates, dividends and volatility, price-sensitivity analysis, and the expected term of the Securities. These pricing models rely in part on certain forecasts about future events, which may prove to be incorrect. If you attempt to sell the Securities prior to maturity, their market value may be lower than the price you paid for them and lower than their initial estimated value. This is due to, among other things, changes in the value of the Underlying, changes in the Guarantor’s internal funding rate, and the inclusion in

PRS-8

Market Linked Securities—Leveraged Upside Participation to a Cap and Fixed Percentage Buffered Downside Principal at Risk Securities Linked to the ARK Innovation ETF due October 6, 2022

the public offering price of the underwriting discount, and the hedging related charges, all as further described in "Structuring the Securities" below. These factors, together with various credit, market and economic factors over the term of the Securities, are expected to reduce the price at which you may be able to sell the Securities in any secondary market and will affect the value of the Securities in complex and unpredictable ways.

The initial estimated value does not represent a minimum or maximum price at which we, BAC, BofAS or any of our other affiliates or WFS or its affiliates would be willing to purchase your Securities in any secondary market (if any exists) at any time. The value of your Securities at any time after issuance will vary based on many factors that cannot be predicted with accuracy, including the performance of the Underlying, our and BAC’s creditworthiness and changes in market conditions.

We cannot assure you that a trading market for your Securities will ever develop or be maintained. We will not list the Securities on any securities exchange. We cannot predict how the Securities will trade in any secondary market or whether that market will be liquid or illiquid.

The Securities are not designed to be short-term trading instruments, and if you attempt to sell the Securities prior to maturity, their market value, if any, will be affected by various factors that interrelate in complex ways, and their market value may be less than the principal amount. The following factors are expected to affect the value of the Securities: value of the Underlying at such time; volatility of the Underlying; economic and other conditions generally; interest rates; dividend yields; our and the Guarantor’s financial condition and creditworthiness; and time to maturity.

Conflict-related Risks

Trading and hedging activities by us, the Guarantor and any of our other affiliates, including BofAS, and WFS and its affiliates, may create conflicts of interest with you and may affect your return on the Securities and their market value. We, the Guarantor or one or more of our other affiliates, including BofAS, and WFS and its affiliates, may buy or sell shares of the Underlying or securities or assets held by or included in the Underlying, or futures or options contracts on the Underlying or those securities or assets, or other listed or over-the-counter derivative instruments linked to the Underlying or those securities or assets. While we, the Guarantor or one or more of our other affiliates, including BofAS, and WFS and its affiliates, may from time to time own shares of the Underlying or securities or assets represented by the Underlying, except to the extent that BAC’s or Wells Fargo & Company’s (the parent company of WFS) common stock may be included in the Underlying, as applicable, we, the Guarantor and our other affiliates, including BofAS, and WFS and its affiliates, do not control any company included in the Underlying, and have not verified any disclosure made by any other company. We, the Guarantor or one or more of our other affiliates, including BofAS, or WFS and its affiliates, may execute such purchases or sales for our own or their own accounts, for business reasons, or in connection with hedging our obligations under the Securities. These transactions may present a conflict of interest between your interest in the Securities and the interests we, the Guarantor and our other affiliates, including BofAS, and WFS and its affiliates, may have in our or their proprietary accounts, in facilitating transactions, including block trades, for our or their other customers, and in accounts under our or their management. These transactions may adversely affect the value of the Underlying in a manner that could be adverse to your investment in the Securities. On or before the Pricing Date, any purchases or sales by us, the Guarantor or our other affiliates, including BofAS or others on its behalf, and WFS and its affiliates (including for the purpose of hedging some or all of our anticipated exposure in connection with the Securities), may affect the value of the Underlying. Consequently, the value of the Underlying may change subsequent to the Pricing Date, which may adversely affect the market value of the Securities.

We, the Guarantor or one or more of our other affiliates, including BofAS, and WFS and its affiliates, also expect to engage in hedging activities that could affect the value of the Underlying on the Pricing Date. In addition, these hedging activities, including the unwinding of a hedge, may decrease the market value of your Securities prior to maturity, and may affect the amounts to be paid on the Securities. We, the Guarantor or one or more of our other affiliates, including BofAS, and WFS and its affiliates, may purchase or otherwise acquire a long or short position in the Securities and may hold or resell the Securities. For example, BofAS may enter into these transactions in connection with any market making activities in which it engages. We cannot assure you that these activities will not adversely affect the value of the Underlying, the market value of your Securities prior to maturity or the amounts payable on the Securities.

If WFS, BofAS or an affiliate of either selling agent participating as a dealer in the distribution of the Securities conducts hedging activities for us in connection with the Securities, such selling agent or participating dealer will expect to realize a projected profit from such hedging activities, and this projected profit will be in addition to any discount, concession or fee received in connection with the sale of the Securities to you. This additional projected profit may create a further incentive for the selling agents or participating dealers to sell the Securities to you.

There may be potential conflicts of interest involving the calculation agent, which is an affiliate of ours. We have the right to appoint and remove the calculation agent. One of our affiliates will be the calculation agent for the Securities and, as such, will make a variety of determinations relating to the Securities, including the amounts that will be paid on the Securities. Under some circumstances, these duties could result in a conflict of interest between its status as our affiliate and its responsibilities as calculation agent.

Underlying-related Risks

An investment in the Securities is subject to risks associated with actively-managed funds. The Underlying is an

PRS-9

Market Linked Securities—Leveraged Upside Participation to a Cap and Fixed Percentage Buffered Downside Principal at Risk Securities Linked to the ARK Innovation ETF due October 6, 2022

“actively-managed ETF,” meaning that the Underlying has a manager or team (the “investment adviser”) making investment decisions. Actively-managed ETFs are in contrast to ETFs which follow a passive investment strategy to replicate the performance of a given benchmark. As an actively-managed ETF, the Underlying is subject to management risk. The ability of the investment adviser to the Underlying to successfully implement the Underlying’s investment strategy will significantly influence the Underlying’s performance. It is possible that an actively-managed ETF may perform worse, and possibly significantly worse, than ETFs which follow a more passive investment strategy.

The Underlying is subject to risks associated with disruptive innovation companies. The Underlying’s investment strategy involves exposure to companies that the investment adviser believes are capitalizing on disruptive innovation and developing technologies to displace older technologies or create new markets (“disruptive innovation companies”). However, the companies selected by the investment adviser may not in fact do so. Companies that initially develop a novel technology may not be able to capitalize on the technology. Companies that develop disruptive technologies may face political or legal attacks from competitors, industry groups or local and national governments. These companies may also be exposed to risks applicable to sectors other than the disruptive innovation theme for which they are chosen, and the securities issued by these companies may underperform the securities of other companies that are primarily focused on a particular theme. The Underlying may invest in companies that do not currently derive any revenue from disruptive innovations or technologies, and there is no assurance that any company will derive any revenue from disruptive innovations or technologies in the future. A disruptive innovation or technology may constitute a small portion of any company’s overall business. As a result, the success of a disruptive innovation or technology may not affect the value of the equity securities issued by that company. All these factors may adversely affect the price of the Underlying and, consequently, your return on the Securities.

An investment in the Securities may involve risks associated with micro, small and mid-size capitalization companies. Some of the equity securities held by the Underlying are issued by companies with micro, small or mid-sized market capitalization. The stock prices of micro, small and mid-sized companies may be more volatile than stock prices of large capitalization companies. Micro, small and mid-sized capitalization companies may be less able to withstand adverse economic, market, trade and competitive conditions relative to larger companies. Micro, small and mid-sized capitalization companies may also be more susceptible to adverse developments related to their products or services.

An investment in the Securities may involve risks associated with foreign securities markets. Some of the equity securities held by the Underlying are foreign equity securities. You should be aware that investments in securities linked to the value of foreign equity securities involve particular risks. The foreign securities markets reflected in the Underlying’s portfolio may have less liquidity and may be more volatile than U.S. securities markets and market developments may affect foreign markets differently than U.S. securities markets. Direct or indirect government intervention to stabilize these foreign securities markets, as well as cross-shareholdings in foreign companies, may affect trading prices and volumes in these markets. Also, there is generally less publicly available information about foreign companies than about those U.S. companies that are subject to the reporting requirements of the SEC, and foreign companies are subject to accounting, auditing and financial reporting standards and requirements that differ from those applicable to U.S. reporting companies.

Prices of securities in foreign securities markets are subject to political, economic, financial and social factors that apply in those geographical regions. These factors, which could negatively affect those securities markets, include the possibility of recent or future changes in a foreign government’s economic and fiscal policies, the possible imposition of, or changes in, currency exchange laws or other laws or restrictions applicable to foreign companies or investments in foreign equity securities, the possibility of fluctuations in the rate of exchange between currencies, the possibility of outbreaks of hostility and political instability and the possibility of natural disaster or adverse public health developments. Moreover, foreign economies may differ favorably or unfavorably from the U.S. economy in important respects such as growth of gross national product, rate of inflation, capital reinvestment, resources and self-sufficiency.

The securities held by the Underlying may be listed on a foreign stock exchange. A foreign stock exchange may impose trading limitations intended to prevent extreme fluctuations in individual security prices and may suspend trading in certain circumstances. These actions could limit variations in the Closing Price of the Underlying, which could, in turn, adversely affect the value of the Securities.

An investment in the Securities may involve risks that are associated with investments that are linked to the equity securities of issuers from emerging markets. Some of the equity securities held by the Underlying are issued by companies based in emerging market nations. Emerging market nations are undergoing rapid institutional change, including the restructuring of economic, political, financial, and legal systems. The regulatory and tax environments in these nations may be subject to change without review or appeal, and many emerging markets suffer from underdevelopment of their capital markets and their tax systems. In addition, in some of these nations, issuers of the relevant securities face the threat of expropriation of their assets, and/or nationalization of their businesses. It may be more difficult for an investor in these markets to monitor investments in these companies, because these companies may be subject to fewer disclosure requirements than companies in developed markets, and economic and financial data about some of these countries may be unreliable.

The anti-dilution adjustments will be limited. The calculation agent may adjust the Adjustment Factor of the Underlying and

PRS-10

Market Linked Securities—Leveraged Upside Participation to a Cap and Fixed Percentage Buffered Downside Principal at Risk Securities Linked to the ARK Innovation ETF due October 6, 2022

other terms of the Securities to reflect certain corporate actions by the Underlying, as described in the section “Additional Terms of the Securities— Anti-dilution Adjustments Relating to the Underlying; Alternate Calculation” below. The calculation agent will not be required to make an adjustment for every event that may affect the Underlying and will have broad discretion to determine whether and to what extent an adjustment is required.

The performance of the Underlying may not correlate with the net asset value per share of the Underlying, especially during periods of market volatility. Because the shares of the Underlying are traded on a securities exchange and are subject to market supply and investor demand, the market price of one share of the Underlying may differ from its net asset value per share; shares of the Underlying may trade at, above, or below its net asset value per share. During periods of market volatility, securities held by an Underlying may be unavailable in the secondary market, market participants may be unable to calculate accurately the net asset value per share of the Underlying and the liquidity of the Underlying may be adversely affected. Market volatility may also disrupt the ability of market participants to trade shares of the Underlying. Further, market volatility may adversely affect, sometimes materially, the prices at which market participants are willing to buy and sell shares of the Underlying. As a result, under these circumstances, the market value of shares of the Underlying may vary substantially from the net asset value per share of the Underlying.

Tax-related Risks

The U.S. federal income tax consequences of an investment in the Securities are uncertain, and may be adverse to a holder of the Securities. No statutory, judicial, or administrative authority directly addresses the characterization of the Securities or securities similar to the Securities for U.S. federal income tax purposes. As a result, significant aspects of the U.S. federal income tax consequences of an investment in the Securities are not certain. Under the terms of the Securities, you will have agreed with us, you agree to treat the Securities as single financial contracts, as described below under “U.S. Federal Income Tax Summary—General.” If the Internal Revenue Service (the “IRS”) were successful in asserting an alternative characterization for the Securities, the timing and character of gain or loss with respect to the Securities may differ. No ruling will be requested from the IRS with respect to the Securities, and no assurance can be given that the IRS will agree with the statements made in the section entitled “U.S. Federal Income Tax Summary.” You are urged to consult with your own tax advisor regarding all aspects of the U.S. federal income tax consequences of investing in the Securities.

PRS-11

Market Linked Securities—Leveraged Upside Participation to a Cap and Fixed Percentage Buffered Downside Principal at Risk Securities Linked to the ARK Innovation ETF due October 6, 2022
Hypothetical Returns

The following table illustrates, for a hypothetical Maximum Return of 21.00% or $210.00 per Security (the midpoint of the specified range for the Maximum Return), the Upside Participation Rate of 150%, a Threshold Value equal to 85% of the Starting Value, and a range of hypothetical Ending Values of the Underlying:

•       the hypothetical percentage change from the hypothetical Starting Value to the hypothetical Ending Value;

•       the hypothetical Redemption Amount payable at maturity per Security; and

•       the hypothetical pre-tax total rate of return.

Hypothetical Ending Value	Hypothetical percentage change from the hypothetical Starting Value to the hypothetical Ending Value	Hypothetical Redemption Amount payable at maturity per Security	Hypothetical pre-tax total rate of return
$175.00	75.00%	$1,210.00	21.00%
$150.00	50.00%	$1,210.00	21.00%
$140.00	40.00%	$1,210.00	21.00%
$130.00	30.00%	$1,210.00	21.00%
$120.00	20.00%	$1,210.00	21.00%
$114.00	14.00%	$1,210.00(1)	21.00%
$110.00	10.00%	$1,150.00	15.00%
$105.00	5.00%	$1,075.00	7.50%
$100.00(2)	0.00%	$1,000.00	0.00%
$95.00	-5.00%	$1,000.00	0.00%
$90.00	-10.00%	$1,000.00	0.00%
$85.00(3)	-15.00%	$1,000.00	0.00%
$84.00	-16.00%	$990.00	-1.00%
$80.00	-20.00%	$950.00	-5.00%
$75.00	-25.00%	$900.00	-10.00%
$50.00	-50.00%	$650.00	-35.00%
$25.00	-75.00%	$400.00	-60.00%

(1) (2) (3)

The Redemption Amount per Security cannot exceed $1,000 plus the Maximum Return.

The hypothetical Starting Value of $100.00 has been chosen for illustrative purposes only and does not represent the actual Starting Value. The actual Starting Value will be determined on the Pricing Date and will be set forth under “Terms of the Securities” above. For historical data regarding the actual Closing Prices of the Underlying, see the historical information set forth herein.

This is the hypothetical Threshold Value of the Underlying.

The above figures are for purposes of illustration only and may have been rounded for ease of analysis. The actual amount you receive at maturity and the resulting pre-tax rate of return will depend on the actual Starting Value, Ending Value and Maximum Return.

PRS-12

Market Linked Securities—Leveraged Upside Participation to a Cap and Fixed Percentage Buffered Downside Principal at Risk Securities Linked to the ARK Innovation ETF due October 6, 2022
Hypothetical Payments at Maturity

Set forth below are four examples of payment at maturity calculations, reflecting a hypothetical Maximum Return of 21.00% or $210.00 per Security (the midpoint of the specified range for the Maximum Return), the Upside Participation Rate of 150%, a Threshold Value equal to 85% of the Starting Value, and assuming hypothetical Starting Values and Ending Values as indicated in the examples. The terms used for purposes of these hypothetical examples do not represent the actual Starting Value or Threshold Value. The hypothetical Starting Value of $100.00 has been chosen for illustrative purposes only and does not represent the actual Starting Value. The actual Starting Value and Threshold Value will be determined on the Pricing Date and will be set forth under “Terms of the Securities” above. For historical data regarding the actual Closing Prices of the Underlying, see the historical information set forth herein. These examples are for purposes of illustration only and the values used in the examples may have been rounded for ease of analysis.

Example 1. Redemption Amount is greater than the principal amount and reflects a return that is less than the Maximum Return:

Hypothetical Starting Value: $100.00

Hypothetical Ending Value: $105.00

Because the hypothetical Ending Value is greater than the hypothetical Starting Value, the Redemption Amount per Security would be equal to the principal amount of $1,000 plus a positive return equal to the lesser of:

(i)	$1,000	×	$105.00 - $100.00	× 150%	= $75.00;	and
$100.00

(ii) the Maximum Return of $210.00

At maturity, you would receive $1,075.00 per Security.

Example 2. Redemption Amount is greater than the principal amount and reflects a return equal to the Maximum Return:

Hypothetical Starting Value: $100.00

Hypothetical Ending Value: $150.00

Because the hypothetical Ending Value is greater than the hypothetical Starting Value, the Redemption Amount per Security would be equal to the principal amount of $1,000 plus a positive return equal to the lesser of:

(i)	$1,000	×	$150.00 - $100.00	× 150%	= $750.00;	and
$100.00

(ii) the Maximum Return of $210.00

At maturity, you would receive $1,210.00 per Security, which is the maximum Redemption Amount.

In addition to limiting your return on the Securities, the Maximum Return limits the positive effect of the Upside Participation Rate. If the Ending Value is greater than the Starting Value, you will participate in the performance of the Underlying at a rate of 150% up to a certain point. However, the effect of the Upside Participation Rate will be progressively reduced for Ending Values that are greater than 114% of the Starting Value (assuming a Maximum Return of 21.00% or $210.00 per Security, the midpoint of the specified range for the maximum return) since your return on the Securities for any Ending Value greater than 114% of the Starting Value will be limited to the Maximum Return.

PRS-13

Market Linked Securities—Leveraged Upside Participation to a Cap and Fixed Percentage Buffered Downside Principal at Risk Securities Linked to the ARK Innovation ETF due October 6, 2022

Example 3. Redemption Amount is equal to the principal amount:

Hypothetical Starting Value: $100.00

Hypothetical Ending Value: $95.00

Hypothetical Threshold Value: $85.00, which is 85.00% of the hypothetical Starting Value

Because the hypothetical Ending Value is less than the hypothetical Starting Value, but not by more than 15%, you would not lose any of the principal amount of your Securities.

At maturity, you would receive $1,000.00 per Security.

Example 4. Redemption Amount is less than the principal amount:

Hypothetical Starting Value: $100.00

Hypothetical Ending Value: $50.00

Hypothetical Threshold Value: $85.00, which is 85% of the hypothetical Starting Value

Because the hypothetical Ending Value is less than the hypothetical Starting Value by more than 15%, you would lose a portion of the principal amount of your Securities and receive a Redemption Amount equal to:

$ 1,000 -	$1,000 ×	$85.00 - $50.00	= $650.00
$100.00

At maturity, you would receive $650.00 per Security.

To the extent that the Starting Value, Ending Value and Maximum Return differ from the values assumed above, the results indicated above would be different.

PRS-14

Market Linked Securities—Leveraged Upside Participation to a Cap and Fixed Percentage Buffered Downside Principal at Risk Securities Linked to the ARK Innovation ETF due October 6, 2022

Additional Terms of the Securities

BofA Finance will issue the Securities as part of a series of senior unsecured debt securities entitled “Medium-Term Notes, Series A,” which is more fully described in the Series A MTN prospectus supplement. Information included in this pricing supplement supersedes information in the product supplement, prospectus supplement and prospectus to the extent that it is different from that information.

Certain Definitions

A “Trading Day” means a day, as determined by the calculation agent, on which the Relevant Stock Exchange and each Related Futures or Options Exchange with respect to the Underlying or any successor thereto, if applicable, are scheduled to be open for trading for their respective regular trading sessions.

The “Relevant Stock Exchange” for the Underlying means the primary exchange or quotation system on which shares (or other applicable securities) of the Underlying are traded, as determined by the calculation agent.

The “Related Futures or Options Exchange” for the Underlying means each exchange or quotation system where trading has a material effect (as determined by the calculation agent) on the overall market for futures or options contracts relating to the Underlying.

Market Disruption Events

A “Market Disruption Event” means any of the following events as determined by the calculation agent in its sole discretion:

(A)	The occurrence or existence of a material suspension of or limitation imposed on trading by the Relevant Stock Exchange or otherwise relating to the shares (or other applicable securities) of the Underlying or any successor fund on the Relevant Stock Exchange at any time during the one-hour period that ends at the close of trading on such day, whether by reason of movements in price exceeding limits permitted by such Relevant Stock Exchange or otherwise.
(B)	The occurrence or existence of a material suspension of or limitation imposed on trading by any Related Futures or Options Exchange or otherwise in futures or options contracts relating to the shares (or other applicable securities) of the Underlying or any successor fund on any Related Futures or Options Exchange at any time during the one-hour period that ends at the close of trading on that day, whether by reason of movements in price exceeding limits permitted by the Related Futures or Options Exchange or otherwise.
(C)	The occurrence or existence of any event, other than an early closure, that materially disrupts or impairs the ability of market participants in general to effect transactions in, or obtain market values for, shares (or other applicable securities) of the Underlying or any successor fund on the Relevant Stock Exchange at any time during the one-hour period that ends at the close of trading on that day.
(D)	The occurrence or existence of any event, other than an early closure, that materially disrupts or impairs the ability of market participants in general to effect transactions in, or obtain market values for, futures or options contracts relating to shares (or other applicable securities) of the Underlying or any successor fund on any Related Futures or Options Exchange at any time during the one-hour period that ends at the close of trading on that day.
(E)	The closure of the Relevant Stock Exchange or any Related Futures or Options Exchange with respect to the Underlying or any successor fund prior to its scheduled closing time unless the earlier closing time is announced by the Relevant Stock Exchange or Related Futures or Options Exchange, as applicable, at least one hour prior to the earlier of (1) the actual closing time for the regular trading session on such Relevant Stock Exchange or Related Futures or Options Exchange, as applicable, and (2) the submission deadline for orders to be entered into the Relevant Stock Exchange or Related Futures or Options Exchange, as applicable, system for execution at the close of trading on that day.
(F)	The Relevant Stock Exchange or any Related Futures or Options Exchange with respect to the Underlying or any successor fund fails to open for trading during its regular trading session.

For purposes of determining whether a Market Disruption Event has occurred:

(1)	“close of trading” means the scheduled closing time of the Relevant Stock Exchange with respect to the Underlying or any successor fund; and
(2)	the “scheduled closing time” of the Relevant Stock Exchange or any Related Futures or Options Exchange on any Trading Day for the Underlying or any successor fund means the scheduled weekday closing time of such Relevant Stock Exchange or Related Futures or Options Exchange on such Trading Day, without regard to after hours or any other trading outside the regular trading session hours.

If a Market Disruption Event occurs or is continuing on the Valuation Date, then the Valuation Date will be postponed to the first succeeding Trading Day on which a Market Disruption Event has not occurred and is not continuing; however, if such first succeeding Trading Day has not occurred as of the eighth Trading Day after the originally scheduled Valuation Date, that eighth Trading Day shall be deemed to be the Valuation Date. If the Valuation Date has been postponed eight Trading Days after the originally scheduled Valuation

PRS-15

Market Linked Securities—Leveraged Upside Participation to a Cap and Fixed Percentage Buffered Downside Principal at Risk Securities Linked to the ARK Innovation ETF due October 6, 2022

Date and a Market Disruption Event occurs or is continuing on such eighth Trading Day, the calculation agent will determine the Closing Price of the Underlying on such eighth Trading Day based on its good faith estimate of the value of the shares (or other applicable securities) of the Underlying as of the close of trading on such eighth Trading Day.

Anti-dilution Adjustments Relating to the Underlying; Alternate Calculation

Anti-dilution Adjustments

The calculation agent will adjust the Adjustment Factor as specified below if any of the events specified below occurs with respect to the Underlying and the effective date or ex-dividend date, as applicable, for such event is after the Pricing Date and on or prior to the Valuation Date.

The adjustments specified below do not cover all events that could affect the Underlying, and there may be other events that could affect the Underlying for which the calculation agent will not make any such adjustments, including, without limitation, an ordinary cash dividend. Nevertheless, the calculation agent may, in its sole discretion, make additional adjustments to any terms of the Securities upon the occurrence of other events that affect or could potentially affect the market price of, or shareholder rights in, the Underlying, with a view to offsetting, to the extent practical, any such change, and preserving the relative investment risks of the Securities. In addition, the calculation agent may, in its sole discretion, make adjustments or a series of adjustments that differ from those described herein if the calculation agent determines that such adjustments do not properly reflect the economic consequences of the events specified in this pricing supplement or would not preserve the relative investment risks of the Securities. All determinations made by the calculation agent in making any adjustments to the terms of the Securities, including adjustments that are in addition to, or that differ from, those described in this pricing supplement, will be made in good faith and a commercially reasonable manner, with the aim of ensuring an equitable result. In determining whether to make any adjustment to the terms of the Securities, the calculation agent may consider any adjustment made by the Options Clearing Corporation or any other equity derivatives clearing organization on options contracts on the Underlying.

For any event described below, the calculation agent will not be required to adjust the Adjustment Factor unless the adjustment would result in a change to the Adjustment Factor then in effect of at least 0.10%. The Adjustment Factor resulting from any adjustment will be rounded up or down, as appropriate, to the nearest one-hundred thousandth.

(A)	Stock Splits and Reverse Stock Splits

If a stock split or reverse stock split has occurred, then once such split has become effective, the Adjustment Factor will be adjusted to equal the product of the prior Adjustment Factor and the number of securities which a holder of one share (or other applicable security) of the Underlying before the effective date of such stock split or reverse stock split would have owned or been entitled to receive immediately following the applicable effective date.

(B)	Stock Dividends

If a dividend or distribution of shares (or other applicable securities) of the Underlying has been made by the Underlying ratably to all holders of record of such shares (or other applicable security), then the Adjustment Factor will be adjusted on the ex-dividend date to equal the prior Adjustment Factor plus the product of the prior Adjustment Factor and the number of shares (or other applicable security) of the Underlying which a holder of one share (or other applicable security) of the Underlying before the ex-dividend date would have owned or been entitled to receive immediately following that date; provided, however, that no adjustment will be made for a distribution for which the number of securities of the Underlying paid or distributed is based on a fixed cash equivalent value.

(C)	Extraordinary Dividends

If an extraordinary dividend (as defined below) has occurred, then the Adjustment Factor will be adjusted on the ex-dividend date to equal the product of the prior Adjustment Factor and a fraction, the numerator of which is the Closing Price per share (or other applicable security) of the Underlying on the Trading Day preceding the ex-dividend date, and the denominator of which is the amount by which the Closing Price per share (or other applicable security) of the Underlying on the Trading Day preceding the ex-dividend date exceeds the extraordinary dividend amount (as defined below).

For purposes of determining whether an extraordinary dividend has occurred:

(1)	“extraordinary dividend” means any cash dividend or distribution (or portion thereof) that the calculation agent determines, in its sole discretion, is extraordinary or special; and
(2)	“extraordinary dividend amount” with respect to an extraordinary dividend for the securities of the Underlying will equal the amount per share (or other applicable security) of the Underlying of the applicable cash dividend or distribution that is attributable to the extraordinary dividend, as determined by the calculation agent in its sole discretion.

A distribution on the securities of the Underlying described under the section entitled “—Reorganization Events” below that also constitutes an extraordinary dividend will only cause an adjustment pursuant to that “—Reorganization Events” section.

(D)	Other Distributions
PRS-16

Market Linked Securities—Leveraged Upside Participation to a Cap and Fixed Percentage Buffered Downside Principal at Risk Securities Linked to the ARK Innovation ETF due October 6, 2022

If the Underlying declares or makes a distribution to all holders of the shares (or other applicable security) of the Underlying of any non-cash assets, excluding dividends or distributions described under the section entitled “—Stock Dividends” above, then the calculation agent may, in its sole discretion, make such adjustment (if any) to the Adjustment Factor as it deems appropriate in the circumstances. If the calculation agent determines to make an adjustment pursuant to this paragraph, it will do so with a view to offsetting, to the extent practical, any change in the economic position of a holder of the Securities that results solely from the applicable event.

(E)	Reorganization Events

If the Underlying, or any successor fund, is subject to a merger, combination, consolidation or statutory exchange of securities with another exchange traded fund, and the Underlying is not the surviving entity (a “reorganization event”), then, on or after the date of such event, the calculation agent shall, in its sole discretion, make an adjustment to the Adjustment Factor or the method of determining the Redemption Amount or any other terms of the Securities as the calculation agent determines appropriate to account for the economic effect on the Securities of such event, and determine the effective date of that adjustment. If the calculation agent determines that no adjustment that it could make will produce a commercially reasonable result, then the calculation agent may deem such event a liquidation event (as defined below).

Liquidation Events

If the Underlying is de-listed, liquidated or otherwise terminated (a “liquidation event”), and a successor or substitute exchange traded fund exists that the calculation agent determines, in its sole discretion, to be comparable to the Underlying, then, upon the calculation agent’s notification of that determination to the trustee and BofA Finance, any subsequent Fund Closing Price for the Underlying will be determined by reference to the Fund Closing Price of such successor or substitute exchange traded fund (such exchange traded fund being referred to herein as a “successor fund”), with such adjustments as the calculation agent determines are appropriate to account for the economic effect of such substitution on holders of the Securities.

If the Underlying undergoes a liquidation event prior to, and such liquidation event is continuing on, the date that any Fund Closing Price of the Underlying is to be determined and the calculation agent determines that no successor fund is available at such time, then the calculation agent will, in its discretion, calculate the Fund Closing Price for the Underlying on such date by a computation methodology that the calculation agent determines will as closely as reasonably possible replicate the Underlying, provided that if the calculation agent determines in its discretion that it is not practicable to replicate the Underlying, then the calculation agent will calculate the Fund Closing Price for the Underlying in accordance with the formula last used to calculate such Fund Closing Price before such liquidation event, but using only those securities that were held by the Underlying immediately prior to such liquidation event without any rebalancing or substitution of such securities following such liquidation event.

If a successor fund is selected or the calculation agent calculates the Fund Closing Price as a substitute for the Underlying, such successor fund or Fund Closing Price will be used as a substitute for the Underlying for all purposes, including for purposes of determining whether a Market Disruption Event exists. Notwithstanding these alternative arrangements, a liquidation event with respect to the Underlying may adversely affect the value of the Securities.

If any event is both a reorganization event and a liquidation event, such event will be treated as a reorganization event for purposes of the Securities unless the calculation agent makes the determination referenced in the last sentence of the section entitled “—Anti-dilution Adjustments—Reorganization Events” above.

Alternate Calculation

If at any time the method of calculating the Underlying or a successor fund is changed in a material respect, or if the Underlying or a successor fund is in any other way modified so that the Underlying does not, in the opinion of the calculation agent, fairly represent the price of the securities of the Underlying or such successor fund had such changes or modifications not been made, then the calculation agent may, at the close of business in New York City on the date that any Fund Closing Price is to be determined, make such calculations and adjustments as, in the good faith judgment of the calculation agent, may be necessary in order to arrive at a Closing Price of the Underlying comparable to the Underlying or such successor fund, as the case may be, as if such changes or modifications had not been made, and calculate the Fund Closing Price and the Redemption Amount with reference to such adjusted Closing Price of the Underlying or such successor fund, as applicable.

Events of Default and Acceleration

If an Event of Default, as defined in the senior indenture relating to the Securities and in the section entitled “Description of Debt Securities – Events of Default and Rights of Acceleration” beginning on page 22 of the accompanying prospectus, with respect to the Securities occurs and is continuing, the amount payable to a holder of the Securities upon any acceleration permitted under the senior indenture will be equal to the amount described under the caption “Terms of the Securities – Redemption Amount” above, calculated as though the date of acceleration were the Valuation Date. In case of a default in the payment of the Securities, whether at their maturity or upon acceleration, the Securities will not bear a default interest rate.

PRS-17

Market Linked Securities—Leveraged Upside Participation to a Cap and Fixed Percentage Buffered Downside Principal at Risk Securities Linked to the ARK Innovation ETF due October 6, 2022
The ARK Innovation ETF

All disclosures contained in this pricing supplement regarding the Underlying, including, without limitation, its make-up, method of calculation, and changes in its components, have been derived from publicly available sources. The information reflects the policies of, and is subject to change by, ARK ETF Trust (the “ARK Trust”). The Underlying is an actively managed exchange-traded fund managed by ARK Investment Management LLC ("ARK LLC"), the investment advisor to the Underlying. The shares of the Underlying trade on the NYSE Arca under the ticker symbol "ARKK."

The investment objective of the Underlying is long-term growth of capital. The Underlying will invest under normal circumstances primarily (at least 65% of its assets) in domestic and foreign equity securities of companies that are relevant to the Underlying’s investment theme of disruptive innovation. ARK LLC defines “disruptive innovation” as the introduction of a technologically enabled new product or service that potentially changes the way the world works. ARK LLC believes that companies relevant to this theme are those that rely on or benefit from the development of new products or services, technological improvements and advancements in scientific research relating to the areas of genomics (which ARK LLC defines as the study of genes and their functions , and related techniques) (“Genomic Revolution Companies”); innovation in automation and manufacturing (“Automation Transformation Companies”), transportation, energy (“Energy Transformation Companies”), artificial intelligence (“Artificial Intelligence Companies”) and materials; the increased use of shared technology, infrastructure and services (“Next Generation Internet Companies”); and technologies that make financial services more efficient (“FinTech Innovation Companies”), as described in its prospectus. In selecting companies that ARK LLC believes are relevant to a particular investment theme, ARK LLC seeks to identify, using its own internal research and analysis, companies capitalizing on disruptive innovation or that are enabling the further development of a theme in the markets in which they operate.

ARK LLC will select investments for the Underlying that represent its highest-conviction investment ideas within the theme of disruptive innovation above, in constructing the Underlying’s portfolio. ARK LLC’s process for identifying Genomic Revolution Companies, Automation Transformation Companies, Energy Transformation Companies, Artificial Intelligence Companies, Next Generation Internet Companies and FinTech Innovation Companies uses both “top down” (thematic research sizing the potential total available market, and surfacing the prime beneficiaries) and “bottom up” (valuation, fundamental and quantitative measures) approaches. In both approaches, ARK LLC evaluates environmental, social and governance (ESG) considerations.

The ARK Trust is a registered investment company that consists of numerous separate investment portfolios, including the Underlying. Information provided to or filed with the SEC by the ARK Trust pursuant to the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended, can be located by reference to SEC file numbers 333-191019 and 811-22883, respectively, through the SEC's website at http://www.sec.gov.

None of us, the Guarantor, the calculation agent, or BofAS accepts any responsibility for the calculation, maintenance or publication of the Underlying or any successor fund. None of us, the Guarantor, BofAS or any of our other affiliates makes any representation to you as to the future performance of the Underlying. You should make your own investigation into the Underlying.

PRS-18

Market Linked Securities—Leveraged Upside Participation to a Cap and Fixed Percentage Buffered Downside Principal at Risk Securities Linked to the ARK Innovation ETF due October 6, 2022

Historical Information

The following graph sets forth the daily historical performance of the Underlying in the period from October 31, 2014 through June 1, 2021. We obtained this historical data from Bloomberg L.P. We have not independently verified the accuracy or completeness of the information obtained from Bloomberg L.P. The horizontal line in the graph represents the Underlying’s hypothetical Threshold Value of $94.5625, which is 85% of the Underlying’s hypothetical Starting Value of $111.25, which was its Closing Price on June 1, 2021. The actual Starting Value and Threshold Value will be determined on the Pricing Date.

This historical data on the Underlying is not necessarily indicative of the future performance of the Underlying or what the value of the Securities may be. Any historical upward or downward trend in the price of the Underlying during any period set forth above is not an indication that the price of the Underlying is more or less likely to increase or decrease at any time over the term of the Securities.

Before investing in the Securities, you should consult publicly available sources for the prices and trading pattern of the Underlying.

PRS-19

Market Linked Securities—Leveraged Upside Participation to a Cap and Fixed Percentage Buffered Downside Principal at Risk Securities Linked to the ARK Innovation ETF due October 6, 2022

Supplemental Plan of Distribution; Role of BofAS and Conflicts of Interest

BofAS, a broker-dealer affiliate of ours, is a member of the Financial Industry Regulatory Authority, Inc. (“FINRA”) and will participate as selling agent in the distribution of the Securities. Accordingly, the offering of the Securities will conform to the requirements of FINRA Rule 5121. BofAS may not make sales in this offering to any of its discretionary accounts without the prior written approval of the account holder.

We expect to deliver the Securities against payment therefor in New York, New York on a date that is greater than two business days following the Pricing Date. Under Rule 15c6-1 of the Securities Exchange Act of 1934, trades in the secondary market generally are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. Accordingly, if the initial settlement of the Securities occurs more than two business days from the Pricing Date, purchasers who wish to trade the Securities more than two business days prior to the original issue date will be required to specify alternative settlement arrangements to prevent a failed settlement.

Under our distribution agreement with BofAS, BofAS will purchase the Securities from us as principal at the public offering price indicated on the cover of this pricing supplement, less the indicated underwriting discount. BofAS will sell the Securities to WFS at the public offering price of the Securities less a concession of up to $22.75 per Security. WFS will provide dealers, which may include Wells Fargo Advisors (“WFA”) (the trade name of the retail brokerage business of WFS’s affiliates, Wells Fargo Clearing Services, LLC and Wells Fargo Advisors Financial Network, LLC), with a selling concession of up to $12.50 per Security. In addition to the concession allowed to WFA, WFS will pay up to $0.75 per Security to WFA as a distribution expense fee for each Security sold by WFA.

In addition, in respect of certain Securities sold in this offering, BofAS or its affiliates may pay a fee of up to $1.00 per Security to selected securities dealers in consideration for marketing and other services in connection with the distribution of the Securities to other securities dealers.

BofAS and any of our other broker-dealer affiliates and WFS and its broker-dealer affiliates may use this pricing supplement and the accompanying product supplement, prospectus supplement and prospectus for offers and sales in secondary market transactions and market-making transactions in the Securities. However, they are not obligated to engage in such secondary market transactions and/or market-making transactions. These broker-dealer affiliates may act as principal or agent in these transactions, and any such sales will be made at prices related to prevailing market conditions at the time of the sale.

Any price that BofAS, WFS or their respective affiliates may pay to repurchase the Securities will depend upon then prevailing market conditions, the creditworthiness of us and the Guarantor, and transaction costs. At certain times, this price may be higher than or lower than the initial estimated value of the Securities.

WFS has advised us that if it, WFA or any of their affiliates makes a secondary market in the Securities at any time up to the Issue Date or during the three-month period following the Issue Date, the secondary market price offered by it, WFA or any of their affiliates will be increased by an amount reflecting a portion of the costs associated with selling, structuring and hedging the Securities that are included in the public offering price of the Securities. Because this portion of the costs is not fully deducted upon issuance, WFS has advised us that any secondary market price it, WFA or any of their affiliates offers during this period will be higher than it otherwise would be outside of this period, as any secondary market price offered outside of this period will reflect the full deduction of the costs as described above. WFS has advised us that the amount of this increase in the secondary market price will decline steadily to zero over this three-month period. If you hold the Securities through an account at WFS, WFA or any of their affiliates, WFS has advised us that it expects that this increase will also be reflected in the value indicated for the Securities on your brokerage account statement. If you hold your Securities through an account at a broker-dealer other than WFS, WFA or any of their affiliates, the value of the Securities on your brokerage account statement may be different than if you held your Securities at WFS, WFA or any of their affiliates.

PRS-20

Market Linked Securities—Leveraged Upside Participation to a Cap and Fixed Percentage Buffered Downside Principal at Risk Securities Linked to the ARK Innovation ETF due October 6, 2022

Selling Restrictions

The Securities and the related offer to purchase Securities and sale of Securities under the terms and conditions provided in this pricing supplement, the accompanying product supplement, the accompanying prospectus or the accompanying prospectus supplement do not constitute a public offering in any non-U.S. jurisdiction, and are being made available only to individually identified investors pursuant to a private offering as permitted in the relevant jurisdiction. The Securities are not, and will not be, registered with any securities exchange or registry located outside of the United States and have not been registered with any non-U.S. securities or banking regulatory authority. The contents of this document have not been reviewed or approved by any non-U.S. securities or banking regulatory authority. Any person who wishes to acquire the Securities from outside the United States should seek the advice or legal counsel as to the relevant requirements to acquire these Securities.

Argentina

The Securities are not and will not be marketed in Argentina by means of a public offering, as such term is defined under Section 2 of Law Number 26,831, as amended. No application has been or will be made with the Argentine Comisión Nacional de Valores, the Argentine securities governmental authority, to offer the Securities in Argentina. The contents of this document have not been reviewed by the Argentine Comisión Nacional de Valores.

Brazil

The Securities have not been and will not be issued nor publicly placed, distributed, offered or negotiated in the Brazilian capital markets and, as a result, have not been and will not be registered with the Comissão de Valores Mobiliáros (“CVM”). Any public offering or distribution, as defined under Brazilian laws and regulations, of the Securities in Brazil is not legal without prior registration under Law 6,385/76, and CVM applicable regulation. Documents relating to the offering of the Securities, as well as information contained therein, may not be supplied to the public in Brazil (as the offering of the Securities is not a public offering of notes in Brazil), nor be used in connection with any offer for subscription or sale of the Securities to the public in Brazil. Persons wishing to offer or acquire the Securities within Brazil should consult with their own counsel as to the applicability of registration requirements or any exemption therefrom.

British Virgin Islands

The Securities have not been, and will not be, registered under the laws and regulations of the British Virgin Islands, nor has any regulatory authority in the British Virgin Islands passed comment upon or approved the accuracy or adequacy of this document. This document shall not constitute an offer, invitation or solicitation to any member of the public in the British Virgin Islands for the purposes of the Securities and Investment Business Act, 2010, of the British Virgin Islands.

Chile

Neither the issuer nor the Securities have been registered with the Comisión Para el Mercado Financiero pursuant to Law No. 18.045, the Ley de Mercado de Valores and regulations thereunder, so they cannot be publicly offered in Chile. This pricing supplement and the accompanying product supplement, prospectus supplement and prospectus does not constitute an offer of, or an invitation to subscribe for or purchase, the Securities in the republic of Chile, other than to individually identified buyers pursuant to a private offering within the meaning of Article 4 of the Ley de Mercado de Valores (an offer that is not addressed to the public at large or to a certain sector or specific group of the public).

Panama

The Securities have not been and will not be registered with the Superintendency of Securities Market of the Republic of Panama under Decree Law N°1 of July 8, 1999 (the “Panamanian Securities Act”) and may not be publicly offered or sold within Panama, except in certain limited transactions exempt from the registration requirements of the Panamanian Securities Act, including the private placement rule based on number 2 of Article 83 of Law Decree 1 of July 8, 1999 (or number 2 of Article 129 of the Unified Text of Law Decree 1 of July 8, 1999). The Securities do not benefit from the tax incentives provided by the Panamanian Securities Act and are not subject to regulation or supervision by the Superintendency of Securities Market of the Republic of Panama.

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Paraguay

The sale of the Securities qualifies as a private placement pursuant to Law No. 5810/17 “Stock Market”. The Securities must not be offered or sold to the public in Paraguay, except under circumstances which do not constitute a public offering in accordance with Paraguayan regulations. The Securities are not and will not be registered before the Paraguayan securities supervisory body Comisión Nacional de Valores (“CNV”) the Paraguayan private stock exchange Bolsa de Valores y Productos de Asunción (“BVPASA”). The issuer is also not registered before the CNV or the BVPASA.

In no case may securities not registered before the CNV be offered to the general public via mass media such as press, radio, television, or internet when such media are publicly accessible in the Republic of Paraguay, regardless of the location from where they are issued.

The privately placed Securities are not registered with the National Securities Commission, and therefore do not have tax benefits and are not negotiable through the BVPASA. Privately placed securities may have less liquidity, making it difficult to sell such securities in the secondary market, which could also affect the sale price. Private securities of issuers not registered before the CNV may not have periodic financial information or audited financial statements, which could generate greater risk to the investor due to the asymmetry of information. It is the responsibility of the investor to ascertain and assess the risk assumed in the acquisition of the security.

Peru

The Securities have not been and will not be registered with the Capital Markets Public Registry of the Capital Markets Superintendence (“SMV”) nor the Lima Stock Exchange Registry (“RBVL”) for their public offering in Peru under the Peruvian Capital Markets Law (Law No. 861/ Supreme Decree No. 093-2002) and the decrees and regulations thereunder. Consequently, the Securities may not be offered or sold, directly or indirectly, nor may this pricing supplement and the accompanying product supplement, prospectus supplement and prospectus or any other offering material relating to the Securities be distributed or caused to be distributed in Peru to the general public. The Securities may only be offered in a private offering under Peruvian regulation and without using mass marketing, which is defined as a marketing strategy utilizing mass distribution and mass media to offer, negotiate or distribute notes to the whole market. Mass media includes newspapers, magazines, radio, television, mail, meetings, social networks, Internet servers located in Peru, and other media or technology platforms.

European Economic Area and United Kingdom

None of this pricing supplement, the accompanying product supplement, the accompanying prospectus or the accompanying prospectus supplement is a prospectus for the purposes of the Prospectus Regulation (as defined below). This pricing supplement, the accompanying product supplement, the accompanying prospectus and the accompanying prospectus supplement have been prepared on the basis that any offer of Securities in any Member State of the European Economic Area (the “EEA”) or in the United Kingdom (each, a “Relevant State”) will only be made to a legal entity which is a qualified investor under the Prospectus Regulation (“Qualified Investors”). Accordingly any person making or intending to make an offer in that Relevant State of Securities which are the subject of the offering contemplated in this pricing supplement, the accompanying product supplement, the accompanying prospectus and the accompanying prospectus supplement may only do so with respect to Qualified Investors. Neither BofA Finance nor BAC has authorized, nor does it authorize, the making of any offer of Securities other than to Qualified Investors. The expression “Prospectus Regulation” means Regulation (EU) 2017/1129.

PROHIBITION OF SALES TO EEA AND UNITED KINGDOM RETAIL INVESTORS – The Securities are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the EEA or in the United Kingdom. For these purposes: (a) a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU, as amended (“MiFID II”); or (ii) a customer within the meaning of Directive (EU) 2016/97 (the Insurance Distribution Directive), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in the Prospectus Regulation; and (b) the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the Securities to be offered so as to enable an investor to decide to purchase or subscribe for the Securities. Consequently no key information document required by Regulation (EU) No 1286/2014, as amended (the “PRIIPs Regulation”) for offering or selling the Securities or otherwise making them available to retail investors in the EEA or in the United Kingdom has been prepared and therefore offering or selling the Securities or otherwise making them available to any retail investor in the EEA or in the United Kingdom may be unlawful under the PRIIPs Regulation.

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United Kingdom

The communication of this pricing supplement, the accompanying product supplement, the accompanying prospectus supplement, the accompanying prospectus and any other document or materials relating to the issue of the Securities offered hereby is not being made, and such documents and/or materials have not been approved, by an authorized person for the purposes of section 21 of the United Kingdom’s Financial Services and Markets Act 2000, as amended (the “FSMA”). Accordingly, such documents and/or materials are not being distributed to, and must not be passed on to, the general public in the United Kingdom. The communication of such documents and/or materials as a financial promotion is only being made to those persons in the United Kingdom who have professional experience in matters relating to investments and who fall within the definition of investment professionals (as defined in Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Financial Promotion Order”)), or who fall within Article 49(2)(a) to (d) of the Financial Promotion Order, or who are any other persons to whom it may otherwise lawfully be made under the Financial Promotion Order (all such persons together being referred to as “relevant persons”). In the United Kingdom, the Securities offered hereby are only available to, and any investment or investment activity to which this pricing supplement, the accompanying product supplement, the accompanying prospectus supplement and the accompanying prospectus relates will be engaged in only with, relevant persons. Any person in the United Kingdom that is not a relevant person should not act or rely on this pricing supplement, the accompanying product supplement, the accompanying prospectus supplement or the accompanying prospectus or any of their contents.

Any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) in connection with the issue or sale of the Securities may only be communicated or caused to be communicated in circumstances in which Section 21(1) of the FSMA does not apply to BofA Finance, as issuer, or BAC, as guarantor.

All applicable provisions of the FSMA must be complied with in respect to anything done by any person in relation to the Securities in, from or otherwise involving the United Kingdom.

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Structuring the Securities

The Securities are our debt securities, the return on which is linked to the performance of the Underlying. The related guarantee is BAC’s obligation. Any payments on the Securities, including payment of the Redemption Amount, depend on the credit risk of BofA Finance and BAC and on the performance of the Underlying. As is the case for all of our and BAC’s respective debt securities, including our market-linked securities, the economic terms of the Securities reflect our and BAC’s actual or perceived creditworthiness at the time of pricing. In addition, because market-linked securities result in increased operational, funding and liability management costs to us and BAC, BAC typically borrows the funds under these types of securities at a rate, which we refer to in this pricing supplement as BAC’s internal funding rate, that is more favorable to BAC than the rate that it might pay for a conventional fixed or floating rate debt security. This generally relatively lower internal funding rate, which is reflected in the economic terms of the Securities, along with the fees and charges associated with market-linked securities, typically results in the initial estimated value of the Securities on the Pricing Date being less than their public offering price.

The initial estimated value range of the Securities is set forth on the cover page of this preliminary pricing supplement. The final pricing supplement will set forth the initial estimated value of the Securities as of the Pricing Date.

In order to meet our payment obligations on the Securities, at the time we issue the Securities, we may choose to enter into certain hedging arrangements (which may include call options, put options or other derivatives) with BofAS or one of our other affiliates. The terms of these hedging arrangements are determined based upon terms provided by BofAS and its affiliates, and take into account a number of factors, including our and BAC’s creditworthiness, interest rate movements, the volatility of the Underlying, the tenor of the Securities and the hedging arrangements. The economic terms of the Securities and their initial estimated value depend in part on the terms of these hedging arrangements.

BofAS has advised us that the hedging arrangements will include hedging related charges, reflecting the costs associated with, and our affiliates’ profit earned from, these hedging arrangements. Since hedging entails risk and may be influenced by unpredictable market forces, actual profits or losses from these hedging transactions may be more or less than any expected amounts.

For further information, see “Risk Factors” beginning on page PRS-8 above and “Supplemental Use of Proceeds” on page PS-19 of the accompanying product supplement.

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U.S. Federal Income Tax Summary

The following summary of the material U.S. federal income and estate tax considerations of the acquisition, ownership, and disposition of the Securities supplements, and to the extent inconsistent supersedes, the discussions under “U.S. Federal Income Tax Considerations” in the accompanying prospectus and under “U.S. Federal Income Tax Considerations” in the accompanying prospectus supplement and is not exhaustive of all possible tax considerations. This summary is based upon the Internal Revenue Code of 1986, as amended (the “Code”), regulations promulgated under the Code by the U.S. Treasury Department (“Treasury”) (including proposed and temporary regulations), rulings, current administrative interpretations and official pronouncements of the IRS, and judicial decisions, all as currently in effect and all of which are subject to differing interpretations or to change, possibly with retroactive effect. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax consequences described below. This summary does not include any description of the tax laws of any state or local governments, or of any foreign government, that may be applicable to a particular holder.

Although the Securities are issued by us, they will be treated as if they were issued by BAC for U.S. federal income tax purposes. Accordingly throughout this tax discussion, references to “we,” “our” or “us” are generally to BAC unless the context requires otherwise.

This summary is directed solely to U.S. Holders and Non-U.S. Holders that, except as otherwise specifically noted, will purchase the Securities upon original issuance and will hold the Securities as capital assets within the meaning of Section 1221 of the Code, which generally means property held for investment, and that are not excluded from the discussion under “U.S. Federal Income Tax Considerations” in the accompanying prospectus.

You should consult your own tax advisor concerning the U.S. federal income tax consequences to you of acquiring, owning, and disposing of the Securities, as well as any tax consequences arising under the laws of any state, local, foreign, or other tax jurisdiction and the possible effects of changes in U.S. federal or other tax laws.

General

Although there is no statutory, judicial, or administrative authority directly addressing the characterization of the Securities, in the opinion of our counsel, Sidley Austin LLP, and based on certain factual representations received from us, the Securities should be treated as single financial contracts with respect to the Underlying and under the terms of the Securities, we and every investor in the Securities agree, in the absence of an administrative determination or judicial ruling to the contrary, to treat the Securities in accordance with such characterization. This discussion assumes that the Securities constitute single financial contracts with respect to the Underlying for U.S. federal income tax purposes. If the Securities did not constitute single financial contracts, the tax consequences described below would be materially different.

This characterization of the Securities is not binding on the IRS or the courts. No statutory, judicial, or administrative authority directly addresses the characterization of the Securities or any similar instruments for U.S. federal income tax purposes, and no ruling is being requested from the IRS with respect to their proper characterization and treatment. Due to the absence of authorities on point, significant aspects of the U.S. federal income tax consequences of an investment in the Securities are not certain, and no assurance can be given that the IRS or any court will agree with the characterization and tax treatment described in this pricing supplement. Accordingly, you are urged to consult your tax advisor regarding all aspects of the U.S. federal income tax consequences of an investment in the Securities, including possible alternative characterizations.

Unless otherwise stated, the following discussion is based on the characterization described above. The discussion in this section assumes that there is a significant possibility of a significant loss of principal on an investment in the Securities.

We will not attempt to ascertain whether the issuer of the Underlying would be treated as a “passive foreign investment company” (“PFIC”), within the meaning of Section 1297 of the Code, or a United States real property holding corporation, within the meaning of Section 897(c) of the Code. If the issuer of the Underlying were so treated, certain adverse U.S. federal income tax consequences could possibly apply to a holder of the Securities. You should refer to information filed with the SEC by the issuer of the Underlying and consult your tax advisor regarding the possible consequences to you, if any, if the issuer of the Underlying is or becomes a PFIC or is or becomes a United States real property holding corporation.

U.S. Holders

Upon receipt of a cash payment at maturity or upon a sale or exchange of the Securities prior to maturity, a U.S. Holder generally will recognize capital gain or loss equal to the difference between the amount realized and the U.S. Holder’s tax basis in the Securities. A U.S. Holder’s tax basis in the Securities will equal the amount paid by that holder to acquire them. Subject to the discussion below concerning the possible application of the “constructive ownership” rules of Section 1260 of the Code, this capital gain or loss generally will be long-

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Market Linked Securities—Leveraged Upside Participation to a Cap and Fixed Percentage Buffered Downside Principal at Risk Securities Linked to the ARK Innovation ETF due October 6, 2022

term capital gain or loss if the U.S. Holder held the Securities for more than one year. The deductibility of capital losses is subject to limitations.

Possible Application of Section 1260 of the Code. Since the Underlying is the type of financial asset described under Section 1260 of the Code (including, among others, any equity interest in pass-through entities such as exchange traded funds, regulated investment companies, real estate investment trusts, partnerships, and passive foreign investment companies, each a “Section 1260 Financial Asset”), while the matter is not entirely clear, there may exist a risk that an investment in the Securities will be treated, in whole or in part, as a “constructive ownership transaction” to which Section 1260 of the Code applies. If Section 1260 of the Code applies, all or a portion of any long-term capital gain recognized by a U.S. Holder in respect of the Securities will be recharacterized as ordinary income (the “Excess Gain”). In addition, an interest charge will also apply to any deemed underpayment of tax in respect of any Excess Gain to the extent such gain would have resulted in gross income inclusion for the U.S. Holder in taxable years prior to the taxable year of the sale, exchange, or settlement (assuming such income accrued at a constant rate equal to the applicable federal rate as of the date of sale, exchange, or settlement).

If an investment in the Securities is treated as a constructive ownership transaction, it is not clear to what extent any long-term capital gain of a U.S. Holder in respect of the Securities will be recharacterized as ordinary income. It is possible, for example, that the amount of the Excess Gain (if any) that would be recharacterized as ordinary income in respect of the Securities will equal the excess of (i) any long-term capital gain recognized by the U.S. Holder in respect of the Securities and attributable to Section 1260 Financial Assets, over (ii) the “net underlying long-term capital gain” (as defined in Section 1260 of the Code) such U.S. Holder would have had if such U.S. Holder had acquired an amount of the corresponding Section 1260 Financial Assets at fair market value on the original issue date for an amount equal to the portion of the issue price of the Securities attributable to the corresponding Section 1260 Financial Assets and sold such amount of Section 1260 Financial Assets at maturity or upon sale or exchange of the Securities at fair market value. Unless otherwise established by clear and convincing evidence, the net underlying long-term capital gain is treated as zero and therefore it is possible that all long-term capital gain recognized by a U.S. Holder in respect of the Securities will be recharacterized as ordinary income if Section 1260 of the Code applies to an investment in the Securities. U.S. Holders should consult their tax advisors regarding the potential application of Section 1260 of the Code to an investment in the Securities.

As described below, the IRS, as indicated in Notice 2008-2 (the “Notice”), is considering whether Section 1260 of the Code generally applies or should apply to the Securities, including in situations where the Underlying is not the type of financial asset described under Section 1260 of the Code.

Alternative Tax Treatments. Due to the absence of authorities that directly address the proper tax treatment of the Securities, prospective investors are urged to consult their tax advisors regarding all possible alternative tax treatments of an investment in the Securities. In particular, the IRS could seek to subject the Securities to the Treasury regulations governing contingent payment debt instruments. If the IRS were successful in that regard, the timing and character of income on the Securities would be affected significantly. Among other things, a U.S. Holder would be required to accrue original issue discount every year at a “comparable yield” determined at the time of issuance. In addition, any gain realized by a U.S. Holder at maturity or upon a sale or exchange of the Securities generally would be treated as ordinary income, and any loss realized at maturity or upon a sale or exchange of the Securities generally would be treated as ordinary loss to the extent of the U.S. Holder’s prior accruals of original issue discount, and as capital loss thereafter.

The Notice sought comments from the public on the taxation of financial instruments currently taxed as “prepaid forward contracts.” This Notice addresses instruments such as the Securities. According to the Notice, the IRS and Treasury are considering whether a holder of an instrument such as the Securities should be required to accrue ordinary income on a current basis, regardless of whether any payments are made prior to maturity. It is not possible to determine what guidance the IRS and Treasury will ultimately issue, if any. Any such future guidance may affect the amount, timing and character of income, gain, or loss in respect of the Securities, possibly with retroactive effect.

The IRS and Treasury are also considering additional issues, including whether additional gain or loss from such instruments should be treated as ordinary or capital, whether foreign holders of such instruments should be subject to withholding tax on any deemed income accruals, whether Section 1260 of the Code, concerning certain “constructive ownership transactions,” generally applies or should generally apply to such instruments, and whether any of these determinations depend on the nature of the underlying asset.

In addition, proposed Treasury regulations require the accrual of income on a current basis for contingent payments made under certain notional principal contracts. The preamble to the regulations states that the “wait and see” method of accounting does not properly reflect the economic accrual of income on those contracts, and requires current accrual of income for some contracts already in existence. While the proposed regulations do not apply to prepaid forward contracts, the preamble to the proposed regulations expresses the view that similar timing issues exist in the case of prepaid forward contracts. If the IRS or Treasury publishes future guidance requiring current

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economic accrual for contingent payments on prepaid forward contracts, it is possible that you could be required to accrue income over the term of the Securities.

Because of the absence of authority regarding the appropriate tax characterization of the Securities, it is also possible that the IRS could seek to characterize the Securities in a manner that results in tax consequences that are different from those described above. For example, the IRS could possibly assert that any gain or loss that a holder may recognize at maturity or upon the sale or exchange of the Securities should be treated as ordinary gain or loss.

Non-U.S. Holders

Except as discussed below, a Non-U.S. Holder generally will not be subject to U.S. federal income or withholding tax for amounts paid in respect of the Securities provided that the Non-U.S. Holder complies with applicable certification requirements and that the payment is not effectively connected with the conduct by the Non-U.S. Holder of a U.S. trade or business. Notwithstanding the foregoing, gain from the sale or exchange of the Securities or their settlement at maturity may be subject to U.S. federal income tax if that Non-U.S. Holder is a non-resident alien individual and is present in the U.S. for 183 days or more during the taxable year of the sale, exchange, or settlement and certain other conditions are satisfied.

If a Non-U.S. Holder of the Securities is engaged in the conduct of a trade or business within the U.S. and if gain realized on the settlement at maturity, or upon sale or exchange of the Securities, is effectively connected with the conduct of such trade or business (and, if certain tax treaties apply, is attributable to a permanent establishment maintained by the Non-U.S. Holder in the U.S.), the Non-U.S. Holder, although exempt from U.S. federal withholding tax, generally will be subject to U.S. federal income tax on such gain on a net income basis in the same manner as if it were a U.S. Holder. Such Non-U.S. Holders should read the material under the heading “—U.S. Holders,” for a description of the U.S. federal income tax consequences of acquiring, owning, and disposing of the Securities. In addition, if such Non-U.S. Holder is a foreign corporation, it may also be subject to a branch profits tax equal to 30% (or such lower rate provided by any applicable tax treaty) of a portion of its earnings and profits for the taxable year that are effectively connected with its conduct of a trade or business in the U.S., subject to certain adjustments.

A “dividend equivalent” payment is treated as a dividend from sources within the United States and such payments generally would be subject to a 30% U.S. withholding tax if paid to a Non-U.S. Holder. Under Treasury regulations, payments (including deemed payments) with respect to equity-linked instruments (“ELIs”) that are “specified ELIs” may be treated as dividend equivalents if such specified ELIs reference an interest in an “underlying security,” which is generally any interest in an entity taxable as a corporation for U.S. federal income tax purposes if a payment with respect to such interest could give rise to a U.S. source dividend. However, IRS guidance provides that withholding on dividend equivalent payments will not apply to specified ELIs that are not delta-one instruments and that are issued before January 1, 2023. Based on our determination that the Securities are not delta-one instruments, Non-U.S. Holders should not be subject to withholding on dividend equivalent payments, if any, under the Securities. However, it is possible that the Securities could be treated as deemed reissued for U.S. federal income tax purposes upon the occurrence of certain events affecting the Underlying or the Securities, and following such occurrence the Securities could be treated as subject to withholding on dividend equivalent payments. Non-U.S. Holders that enter, or have entered, into other transactions in respect of the Underlying or the Securities should consult their tax advisors as to the application of the dividend equivalent withholding tax in the context of the Securities and their other transactions. If any payments are treated as dividend equivalents subject to withholding, we (or the applicable paying agent) would be entitled to withhold taxes without being required to pay any additional amounts with respect to amounts so withheld.

As discussed above, alternative characterizations of the Securities for U.S. federal income tax purposes are possible. Should an alternative characterization, by reason of change or clarification of the law, by regulation or otherwise, cause payments as to the Securities to become subject to withholding tax, tax will be withheld at the applicable statutory rate.

As discussed above, the IRS has indicated in the Notice that it is considering whether income in respect of instruments such as the Securities should be subject to withholding tax. Prospective Non-U.S. Holders should consult their own tax advisors regarding the tax consequences of such alternative characterizations.

U.S. Federal Estate Tax. Under current law, while the matter is not entirely clear, individual Non-U.S. Holders, and entities whose property is potentially includible in those individuals’ gross estates for U.S. federal estate tax purposes (for example, a trust funded by such an individual and with respect to which the individual has retained certain interests or powers), should note that, absent an applicable treaty benefit, a Security is likely to be treated as U.S. situs property subject to U.S. federal estate tax. These individuals and entities should consult their own tax advisors regarding the U.S. federal estate tax consequences of investing in a Security.

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Backup Withholding and Information Reporting

Please see the discussion under “U.S. Federal Income Tax Considerations — General — Backup Withholding and Information Reporting” in the accompanying prospectus for a description of the applicability of the backup withholding and information reporting rules to payments made on the Securities.

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Appendix

The material included in this Appendix was prepared by Wells Fargo Securities, LLC and will be distributed to investors in connection with the offering of the Securities described in this pricing supplement. This material does not constitute terms of the Securities. Instead, the Securities will have the terms specified in the prospectus dated December 31, 2019, the prospectus supplement dated December 31, 2019 and the product supplement no. EQUITY-1 dated January 3, 2020, as supplemented or superseded by this pricing supplement.

PRS-29

Market Linked Securities

Leveraged Upside Participation to a Cap and Fixed Percentage Buffered Downside

This material was prepared by Wells Fargo Securities, LLC, a registered broker dealer and separate non-bank affiliate of Wells Fargo & Company. This material is not a product of
Wells Fargo & Company research departments. Please see the relevant offering materials for complete product descriptions, including related risk and tax disclosure.

MARKET LINKED SECURITIES WITH LEVERAGED UPSIDE PARTICIPATION TO A CAP AND FIXED PERCENTAGE BUFFERED DOWNSIDE ARE NOT DEPOSITS OR OTHER OBLIGATIONS OF A

DEPOSITORY INSTITUTION AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE DEPOSIT INSURANCE FUND OR ANY OTHER GOVERNMENTAL AGENCY OF

THE UNITED STATES OR ANY OTHER JURISDICTION.

Market Linked Securities with Leveraged Upside Participation to a Cap and Fixed Percentage Buffered Downside have complex features and are not suitable for all investors. Before deciding to make an investment, you should read and understand the applicable preliminary pricing supplement and other related offering documents provided by the applicable issuer.

Market Linked Securities with Leveraged Upside Participation to a Cap and Fixed Percentage Buffered Downside

Market Linked Securities with Leveraged Upside Participation to a Cap and Fixed Percentage Buffered Downside (“these Market Linked Securities”) allow you to participate in the performance of a market measure, such as an index of equity securities, an exchange-traded fund, or a basket of indexes or exchange-traded funds. In contrast to a direct investment, these Market Linked Securities provide a buffer against a moderate decline in the market measure and the potential to achieve a higher return in certain market scenarios, subject to a maximum return. However, if the market measure declines in value by more than the buffer, you could incur a substantial loss on your investment. The buffer and potential for a higher return apply at maturity only and, if the issuer defaults on its payment obligations, you could lose your entire investment.

These Market Linked Securities are unsecured debt obligations of the issuer. You will have no ability to pursue the underlying market measure or any assets included in the underlying market measure for payment.

The charts in this section do not reflect forgone dividend payments

Direct investment payoff

For traditional assets, such as stocks, there is a direct relationship between the change in the level of the asset and the return on the investment. For example, as the graph indicates, suppose you bought shares of a common stock at $100 per share. If you sold the shares at $120 each, the return on the investment (excluding any dividend payments) would be $20 per share, or 20%. Similarly, if you sold the shares after the price decreased to $80 (i.e., a decline of 20%), this would result in a 20% investment loss (excluding dividends).

A-2 | Market Linked Securities with Leveraged Upside Participation to a Cap and Fixed Percentage Buffered Downside

Market Linked Securities with Leveraged Upside Participation to a Cap and Fixed Percentage Buffered Downside payoff

These Market Linked Securities offer a return at maturity that is based on the performance of a specified market measure, as measured from a specified starting level to the closing level of the market measure on a calculation day shortly before maturity (the ending level). To understand how these Market Linked Securities would perform under varying market conditions, consider the following hypothetical terms:

•	Participation rate: 125%. A participation rate determines how much of the appreciation of the underlying market measure (if any) will be reflected in the payment at maturity on these Market Linked Securities, subject to the maximum return described below. A participation rate of 125% means that if the market measure appreciates from its starting level to its ending level, the investor will receive a total return at maturity equal to 125% of that appreciation, subject to the maximum return described below. For example, if the market measure appreciates by 8%, the investor will receive a total return at maturity of 10% (which is 125% of 8%).
•	Maximum return: 20%. A maximum return effectively sets a ceiling above which the investor will not participate in further appreciation of the market measure. A maximum return of 20% means that the investor will not receive a positive return of more than 20% of the original offering price of these Market Linked Securities at maturity even if the market measure appreciates by more than 20%. This results in a maximum payment at maturity of 120% of the original offering price. Note that the maximum return effectively reduces the participation rate in scenarios where the participation rate multiplied by the appreciation of the market measure would exceed the maximum return.
•	Buffer: 10%. A buffer offers a measure of downside market risk reduction at maturity as compared to a direct investment in the market measure. A 10% fixed buffer means that an investor will be repaid the original offering price at maturity if the market measure declines by 10% or less from the starting level to the ending level – in other words, if the ending level is greater than or equal to a threshold level that is equal to 90% of the starting level. However, if the market measure declines by more than 10%, so that the ending level is less than the threshold level, the investor will incur a loss equal to the percentage decline of the market measure in excess of 10%. For example, if the market measure declines by 25%, the percentage decline of 25% will exceed the 10% buffer by 15% and the investor will incur a 15% loss at maturity.

This information, including the graph to the left, is hypothetical and is provided for informational purposes only. It is not intended to represent any specific return, yield, or investment, nor is it indicative of future results. The graph illustrates the payoff on hypothetical Market Linked Securities with Leveraged Upside Participation to a Cap and Fixed Percentage Buffered Downside described above for a range of percentage changes from the starting level to the ending level.

Market Linked Securities with Leveraged Upside Participation to a Cap and Fixed Percentage Buffered Downside | A-3

This hypothetical Market Linked Security could potentially allow you to outperform the underlying market measure if the ending level of the market measure has declined from the starting level or has increased from the starting level by less than 20%. Note that because the value of the market measure does not incorporate dividends paid on the market measure, the return on these Market Linked Securities does not compensate you for dividends paid on the market measure. All payments on the securities are subject to the ability of the issuer to make such payments to you when they are due, and you will have no ability to pursue the market measure or any assets included in the market measure for payment. If the issuer defaults on its payment obligations, you could lose your entire investment.

The diagram below illustrates how the cash payment on the stated maturity date for this hypothetical Market Linked Security will be calculated. The diagram below assumes an original offering price of $1,000 per security.

Determining payment at maturity

Estimated value of Market Linked Securities with Leveraged Upside Participation to a Cap and Fixed Percentage Buffered Downside

The original offering price of these Market Linked Securities will include certain costs that are borne by you. Because of these costs, the estimated value of these Market Linked Securities on the pricing date will be less than the original offering price. If specified in the applicable pricing supplement, these costs may include the underwriting discount or commission, the hedging profits of the issuer’s hedging counterparty (which may be an affiliate of the issuer), hedging and other costs associated with the offering, and costs relating to the issuer’s funding considerations for debt of this type. See “General risks and investment considerations” herein and the applicable pricing supplement for more information.

A-4 | Market Linked Securities with Leveraged Upside Participation to a Cap and Fixed Percentage Buffered Downside

The issuer will disclose the estimated value of these Market Linked Securities in the applicable pricing supplement. The estimated value of these Market Linked Securities will be determined by estimating the value of the combination of hypothetical financial instruments that would replicate the payout on the security, which combination consists of a non-interest bearing, fixed-income bond, and one or more derivative instruments underlying the economic terms of the security. You should read the applicable pricing supplement for more information about the estimated value of these Market Linked Securities and how it is determined.

Which investments are right for you?

It is important to read and understand the applicable preliminary pricing supplement and other related offering documents, and consider several factors before making an investment decision.

An investment in these Market Linked Securities may help you modify your portfolio’s risk-return profile to more closely reflect your market views. However, at maturity, you may incur a loss on your investment, and you may sacrifice some return opportunities with a maximum return and forgo interest payments and dividend payments.

These Market Linked Securities are not suitable for all investors, but may be suitable for investors aiming to:

•	Supplement their existing investments with new return profiles
•	Add a layer of partial protection against losses at maturity
•	Obtain exposure to a market measure with a different risk/return profile than a direct investment in that market measure

You can find a discussion of risks and investment considerations on the next page and in the preliminary pricing supplement and other related offering documents for these Market Linked Securities. The following questions, which you should review with your financial advisor, are intended to initiate a conversation about whether these Market Linked Securities are right for you.

•	Are you comfortable with the potential loss of a significant portion of your initial investment as a result of a percentage decline of the market measure that exceeds the buffer?
•	What is your time horizon? Do you foresee liquidity needs? Will you be able to hold these investments until maturity?
•	Does protection against moderate market declines take precedence for you over uncapped returns, dividend payments, or fixed returns?
•	What is your outlook on the market?
•	What is your sensitivity to the tax treatment for your investments?
•	Are you dependent on your investments for current income?
•	Are you willing to accept the credit risk of the applicable issuer in order to obtain the exposure to the market measure that these Market Linked Securities provide?

Before making an investment decision, please work with your financial advisor to determine which investment products may be appropriate, given your financial situation, investment goals, and risk profile.

Market Linked Securities with Leveraged Upside Participation to a Cap and Fixed Percentage Buffered Downside | A-5

General risks and investment considerations

Investments in these Market Linked Securities are not suitable for all investors. They involve a variety of risks and may be linked to a variety of different market measures. Each of these Market Linked Securities and each market measure will have its own unique set of risks and investment considerations. Before you invest in these Market Linked Securities, you should thoroughly review the relevant preliminary pricing supplement and other related offering documents for a comprehensive discussion of the risks associated with the investment. The following are general risks and investment considerations applicable to these Market Linked Securities:

•	Principal and performance risk. These Market Linked Securities are not structured to repay your full principal amount on the stated maturity date. As a result, depending on the performance of the market measure, the payment you receive at maturity may be less than the original offering price of these Market Linked Securities and you may incur a substantial loss on your investment.
•	Limited upside. These Market Linked Securities are subject to a maximum return, which will limit your return potential. Because of the maximum return, the return you receive at maturity on these Market Linked Securities may be lower than the return you could have achieved on a direct investment in the market measure. Furthermore, the effect of the participation rate will be progressively reduced for all ending levels exceeding the ending level at which the maximum return is reached.
•	Liquidity risk. These Market Linked Securities are not appropriate for investors who may have liquidity needs prior to maturity. These Market Linked Securities are not listed on any securities exchange and are generally illiquid instruments. Neither Wells Fargo Securities nor any other person is required to maintain a secondary market for these Market Linked Securities. Accordingly, you may be unable to sell your Market Linked Securities prior to their maturity date. If you choose to sell your Market Linked Securities prior to maturity, assuming a buyer is available, you may receive less in sale proceeds than the original offering price.
•	Market value uncertain. These Market Linked Securities are not appropriate for investors who need their investments to maintain a stable value during their term. The value of your Market Linked Securities prior to maturity will be affected by numerous factors, such as performance, volatility, and dividend rate of the market measure; interest rates; the time remaining to maturity; the correlation among basket components, if applicable; and the applicable issuer’s creditworthiness. Wells Fargo Securities anticipates that the value of these Market Linked Securities will always be at a discount to the original offering price plus the maximum return.
•	Costs to investors. The original offering price of these Market Linked Securities will include certain costs that are borne by you. These costs will adversely affect the economic terms of these Market Linked Securities and will cause their estimated value on the pricing date to be less than the original offering price. If specified in the applicable pricing supplement, these costs may include the underwriting discount or commission, the hedging profits of the issuer’s hedging counterparty (which may be an affiliate of the issuer), hedging and other costs associated with the offering, and costs relating to the issuer’s funding considerations for debt of this type. These costs will adversely affect any secondary market price for these Market Linked Securities, which may be further reduced by a bid-offer spread. As a result, unless market conditions and other relevant factors change significantly in your favor following the pricing date, any secondary market price for these Market Linked Securities is likely to be less than the original offering price.
•	Credit risk. Any investment in these Market Linked Securities is subject to the ability of the applicable issuer to make payments to you when they are due, and you will have no ability to pursue the market measure or any assets included in the market measure for payment. If the issuer defaults on its payment obligations, you could lose your entire investment. In addition, the actual or perceived creditworthiness of the issuer may affect the value of these Market Linked Securities prior to maturity.

A-6 | Market Linked Securities with Leveraged Upside Participation to a Cap and Fixed Percentage Buffered Downside

•	No periodic interest or dividend payments. These Market Linked Securities do not typically provide periodic interest. These Market Linked Securities linked to equities do not provide for a pass through of any dividend paid on the underlying equities.
•	Estimated value considerations. The estimated value of these Market Linked Securities that will be disclosed in the applicable pricing supplement will be determined by the issuer or an underwriter of the offering, which underwriter may be an affiliate of the issuer and may be Wells Fargo Securities. The estimated value will be based on the issuer’s or the underwriter’s proprietary pricing models and assumptions and certain inputs that may be determined by the issuer or underwriter in its discretion. Because other dealers may have different views on these inputs, the estimated value that is disclosed in the applicable pricing supplement may be higher, and perhaps materially higher, than the estimated value that would be determined by other dealers in the market. Moreover, you should understand that the estimated value that is disclosed in the applicable pricing supplement will not be an indication of the price, if any, at which Wells Fargo Securities or any other person may be willing to buy the securities from you at any time after issuance.
•	Conflicts of interest. Potential conflicts of interest may exist between you and the applicable issuer and/or Wells Fargo Securities. For example, the applicable issuer, Wells Fargo Securities or one of their respective affiliates may engage in business with companies whose securities are included in a market measure, or may publish research on such companies or a market measure. In addition, the applicable issuer, Wells Fargo Securities, or one of their respective affiliates may be the calculation agent for the purposes of making important determinations that affect the payments on these Market Linked Securities. Finally, the estimated value of these Market Linked Securities may be determined by the issuer or an underwriter of the offering, which underwriter may be an affiliate of the issuer and may be Wells Fargo Securities.
•	Effect of trading and other transactions. Trading and other transactions by the applicable issuer, Wells Fargo Securities, or one of their respective affiliates could affect the underlying market measure or the value of these Market Linked Securities.
•	Index risk. If the market measure is an index, or an ETF that tracks an index, your return on these Market Linked Securities may be adversely affected by changes that the index publisher may make to the manner in which the index is constituted or calculated. Furthermore, if the index represents foreign securities markets, you should understand that foreign securities markets tend to be less liquid and more volatile than U.S. markets and that there is generally less information available about foreign companies than about companies that file reports with the U.S. Securities and Exchange Commission. Moreover, if the index represents emerging foreign securities markets, these Market Linked Securities will be subject to the heightened political and economic risks associated with emerging markets.
•	ETF risk. If the market measure is an exchange-traded fund (ETF), it may underperform the index it is designed to track as a result of costs and fees of the ETF and differences between the constituents of the index and the actual assets held by the ETF. In addition, an investment in these Market Linked Securities linked to an ETF involves risks related to the index underlying the ETF, as discussed in the previous risk consideration. If the index includes foreign securities, these Market Linked Securities will be subject to currency exchange rate risk, as the value of the ETF will be adversely affected if the currencies in which the foreign securities trade depreciate against the U.S. dollar.
•	Basket risk. If the market measure is a basket, the performance of the basket components may offset each other. Any appreciation of one or more basket components may be moderated, or wholly offset, or more than offset, by depreciation of one or more other basket components.
•	Tax considerations. The tax consequences of an investment in these Market Linked Securities are uncertain. You should review carefully the relevant preliminary pricing supplement and other related offering documents and consult your tax advisors regarding the application of the U.S. Federal income tax laws to your particular circumstances, as well as any tax consequences arising under the laws of any state, local, or foreign jurisdiction.

Market Linked Securities with Leveraged Upside Participation to a Cap and Fixed Percentage Buffered Downside | A-7

Always read the preliminary pricing supplement and other related offering documents.

These Market Linked Securities are offered with the attached preliminary pricing supplement and other related offering documents. Investors should read and consider these documents carefully before investing. Prior to investing, always consult your financial advisor to understand the investment structure in detail.

For more information about these Market Linked Securities and what structures are currently available for investment, contact your financial advisor who can advise you of whether or not a particular offering may meet your individual needs and investment requirements.

Wells Fargo Securities is the trade name for the capital markets and investment banking services of Wells Fargo & Company and its subsidiaries, including Wells Fargo Securities, LLC, a member of FINRA, NYSE, and SIPC, Wells Fargo Institutional Securities, LLC, a member of FINRA, NFA, and SIPC, and Wells Fargo Bank, N.A.

Wells Fargo Advisors is a trade name used by Wells Fargo Clearing Services, LLC and Wells Fargo Advisors Financial Network, LLC, members SIPC, separate registered broker-dealers and non-bank affiliates of Wells Fargo & Company.

© 2020 Wells Fargo Securities. All rights reserved. MC-6159 (11/16)